UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2012

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.07     Submission of Matters to a Vote of Security Holders.

On June 13, 2012, Aéropostale, Inc. (the "Company") held its annual meeting of stockholders in Lyndhurst, New Jersey (the "Annual Meeting").  As of April 18, 2012, the Company's record date, there were a total of 81,256,182  shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 73,763,107 or 90.77% of the shares of Common Stock entitled to vote were represented in person or by proxy and, therefore, a quorum was present.

The vote on proposals presented for stockholder vote at the Annual Meeting was as follows:

Proposal 1 - Election of Directors

Name	For	Withheld	Broker Non-Votes
Ronald R. Beegle	66,635,573	324,977	6,802,557
Robert B. Chavez	64,478,004	2,482,546	6,802,557
Michael J. Cunningham	66,632,214	328,336	6,802,557
Evelyn Dilsaver	66,638,322	322,228	6,802,557
Janet E. Grove	66,652,024	308,526	6,802,557
John N. Haugh	64,474,232	2,486,318	6,802,557
Karin Hirtler-Garvey	66,602,821	357,729	6,802,557
John D. Howard	65,923,470	1,037,080	6,802,557
Thomas P. Johnson	66,633,217	327,333	6,802,557
Arthur Rubinfeld	66,635,325	325,225	6,802,557
David B. Vermylen	64,476,575	2,483,975	6,802,557

Based on the votes set forth above, the director nominees were duly elected.

Proposal 2 - Advisory vote on executive compensation

	For	Against	Abstain	Broker Non-Votes
Executive Compensation	50,957,993	15,299,738	702,819	6,802,557

Based on the votes set forth above, the advisory vote on executive compensation was duly approved.

Proposal 3 - Ratification of Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending February 2, 2013.

	For	Against	Abstain	Broker Non-Votes
Deloitte & Touche LLP	72,980,791	744,487	37,829	—

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending February 2, 2013 was duly ratified.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/ Marc D. Miller
Marc D. Miller
Executive Vice President - Chief Financial Officer

Dated: June 14, 2012